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                                                        EXHIBIT 10-8
                                PHH CORPORATION
                            CORPORATE INCENTIVE PLAN
                                    FY 1996
     The purpose of this plan is to encourage the achievement of the annual business objectives of PHH Corporation and its shareholders, by providing incentive opportunities to designated key executives.
                                  DEFINITIONS
A) The "Company" shall mean PHH Corporation, or its successor in interest.
B) The "term" shall mean the term of this plan which shall be the fiscal year beginning May 1, 1995 through April 30, 1996.
C) "Return on beginning equity (ROBE)" shall mean the Company's annual net income after taxes, after giving effect for any incentive to be paid, computed in accordance with generally accepted accounting principles, divided by the beginning shareholders' equity for the fiscal year. The performance measure for the plan shall be the ROBE result for the fiscal year in the plan.
Determination of the performance measure results shall be made by the Committee following the close of fiscal 1996.
D) The "Committee" shall mean the Compensation Committee of the Board of Directors.
E) "Chairman & CEO" shall mean the Chairman & Chief Executive Officer of PHH Corporation.
F) "Salary" shall mean the annual base salary paid during the term.
G) "Target Incentive" shall be fixed at that level of ROBE result determined by the Committee as constituting 100% of incentive payout and shall be expressed as a percent of salary.
                                 PARTICIPATION
     Participation in the plan is limited to key executives of the Company specifically designated by the Chairman & CEO and approved by the Committee.
                      EMPLOYMENT STATUS AND GRADE CHANGES
     Any Company key executive designated as of May 1, 1995 as a plan participant and actively employed on or before February 1, 1996 is eligible to participate in this program. Participants who are hired or transferred during the plan year are eligible to be considered for a prorated award. Individuals transferred during the period will be eligible for a prorated award proportionate to the full months worked in the previous and transferred Company. Individuals hired between February 1, 1996 and April 30, 1996 shall not be eligible to participate in the Corporate Incentive Plan for FY 1996. Participants who have been promoted or demoted after May 1, 1995, but before February 1, 1996, will be considered for prorated payouts based on the schedules in effect for each position. Plan participants who become disabled
(as determined by the Committee) and are out of work in excess of 30 days during the plan year, are eligible to be considered for a prorated award.
                        COMPANY PERFORMANCE MEASUREMENT
     Exhibit A sets forth the Company ROBE results which must be obtained in order for the corresponding percentage of the Target Incentive to be payable to participants. In determining whether ROBE targets have been met, the Committee may take into account one time charges or other factors, if any, as it deems relevant. Incentive payouts under this plan are contingent upon achievement of the Company's stated leverage target in effect at the close of FY 1996. The aggregate incentive amounts which may be paid out under the plan are designated by the Chairman & CEO and approved by the Committee.

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                    PAYMENT OF INDIVIDUAL INCENTIVE AMOUNTS
     The determination of the total available incentive amount, if any, which might be paid to any plan participant, shall be determined by the Chairman & CEO and approved by the Committee in its sole discretion following the close of FY 1996 and shall be based upon the achievement of the related ROBE result as shown on Exhibit A and the achievement of individual performance objectives as identified at the beginning of the plan year. At the determination of the Committee, payment may be made in cash and/or in shares of Common Stock of the Company awarded pursuant to the Stock Compensation Plan. Payment of the portion of the incentive target recognizing individual performance is contingent upon achievement of the threshold corporate net income (net of incentive plan funding).
     No participant has any vested interest in the plan and must be actively employed as of April 30, 1996 to be eligible for incentive award distribution. A participant may elect to defer receipt of all or a portion of any cash incentive payment as provided in the form of Deferral Elections approved from time to time by the Committee. Payments in the form of PHH stock may not be deferred. Such deferral election must be made by the participant in accordance with applicable deferred compensation plans and in a manner consistent with applicable federal, state and local tax laws.
                                 ADMINISTRATION
     The plan adopted by the Committee shall be administered by the Chairman & CEO. The Chair & CEO is authorized to promulgate rules relating to administration of the plan and to make determinations with respect thereto, including any discretionary cash payments in excess of available incentive amounts calculated hereunder.
     If a "change of control" (as defined in the Company's Stock Compensation
Plan) occurs after the term, all incentive payments which the participant had elected to defer under the terms of any unfunded deferred compensation plan established by the company shall be either contributed in full by the Company under any such deferred compensation plan or, if no such trust has been established, paid in full by the Company as soon as practicable following the "change of control".
                      REVISION OR CANCELLATION OF THE PLAN
     This Corporate Incentive Plan shall not create any rights of future participation therein of any employee. The Committee shall have the full authority, in its sole discretion, to unilaterally modify, terminate or cancel the plan at any time, in whole or in part, or with respect to any designated participant, at any time, without liability to any participant.
                              NON-TRANSFERABILITY
     A participant may not pledge, assign, sell, encumber, or transfer or otherwise dispose of any rights or interests under the plan and any attempted disposition shall be null and void.

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                                PHH CORPORATION
                         CEO & PRESIDENT INCENTIVE PLAN
                                    FY 1996
     The purpose of this plan is to encourage the achievement of the annual business objectives of PHH Corporation and its shareholders, by providing incentive opportunities to the CEO & President of PHH Corporation.
                                  DEFINITIONS
A) The "Company" shall mean PHH Corporation, or its successor in interest.
B) The "term" shall mean the term of this plan which shall be the fiscal year beginning May 1, 1995 through April 30, 1996.
C) "Return on beginning equity (ROBE)" shall mean the Company's annual net income after taxes, after giving effect for any incentive to be paid, computed in accordance with generally accepted accounting principles, divided by the beginning shareholders' equity for the fiscal year. The performance measure for the plan shall be the ROBE result for the fiscal year in the plan. Determination of the performance measure results shall be made by the Committee following the close of fiscal 1996.
D) The "Committee" shall mean the Compensation Committee of the Board of Directors.
E) "CEO & President" shall mean the Chief Executive Officer and President of PHH Corporation.
F) "Salary" shall mean the annual base salary paid during the term.
G) "Target Incentive" shall be fixed at that level of ROBE result determined by the Committee as constituting 100% of incentive payout and shall be expressed as a percent of salary.
                                 PARTICIPATION
     Participation in the plan is limited to the CEO & President.
                      EMPLOYMENT STATUS AND GRADE CHANGES
     Any participant designated as of May 1, 1995 as a plan participant and actively employed on or before February 1, 1996 is eligible to participate in this program. A participant who is hired or transferred during the plan year is eligible to be considered for a prorated award. An individual transferred during the period will be eligible for a prorated award proportionate to the full months worked in the previous and transferred Company. An individual hired between February 1, 1996 and April 30, 1996 shall not be eligible to participate in this plan for FY 1996. A participant who has been promoted or demoted after May 1, 1995, but before February 1, 1996, will be considered for a prorated payout based on the schedules in effect for each position. A plan participant who becomes disabled (as determined by the Committee) and is out of work in excess of 30 days during the plan year, is eligible to be considered for a prorated award as determined by the Committee.
                        COMPANY PERFORMANCE MEASUREMENT
     Exhibit A sets forth the Company ROBE results which must be obtained in order for the corresponding percentage of the Target Incentive to be payable to a participant. In determining whether ROBE targets have been met, the Committee may take into account one time charges or other factors, if any, as it deems relevant. Incentive payouts under this plan are contingent upon achievement of the Company's stated leverage target in effect at the close of FY 1996. The aggregate incentive amounts which may be paid out under the plan are designated and approved by the Committee.

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                    PAYMENT OF INDIVIDUAL INCENTIVE AMOUNTS
     The determination of the total available incentive amount, if any, which might be paid to any plan participant, shall be determined by the Committee in its sole discretion following the close of FY 1996 and shall be based upon the achievement of the related ROBE result as shown on Exhibit A. At the determination of the Committee, payment may be made in cash and/or in shares of Common Stock of the Company awarded pursuant to the Stock Compensation Plan.
     No participant has any vested interest in the plan and must be actively employed as of April 30, 1996 to be eligible for incentive award distribution. A participant may elect to defer receipt of all or a portion of any cash incentive payment as provided in the form of Deferral Elections approved from time to time by the Committee. Payments in the form of PHH stock may not be deferred. Such deferral election must be made by the participant in accordance with applicable deferred compensation plans and in a manner consistent with applicable federal, state and local tax laws.
                                 ADMINISTRATION
     The plan adopted by the Committee shall be administered by the Committee. The Committee is authorized to promulgate rules relating to administration of the plan and to make determinations with respect thereto, including any discretionary cash payments in excess of available incentive amounts calculated hereunder.
     If a "change of control" (as defined in the Company's Stock Compensation
Plan) occurs after the term, all incentive payments which the participant had elected to defer under the terms of any unfunded deferred compensation plan established by the company shall be either contributed in full by the Company under any such deferred compensation plan or, if no such trust has been established, paid in full by the Company as soon as practicable following the "change of control".
                      REVISION OR CANCELLATION OF THE PLAN
     This Incentive Plan shall not create any rights of participation of any employee. The Committee shall have the full authority, in its sole discretion, to unilaterally modify, terminate or cancel the plan at any time, in whole or in part without liability to any participant.
                              NON-TRANSFERABILITY
     A participant may not pledge, assign, sell, encumber, or transfer or otherwise dispose of any rights or interests under the plan and any attempted disposition shall be null and void.
EXHIBIT A FY96 CEO/PRESIDENT, EXECUTIVE & CORPORATE STAFF INCENTIVE TARGETS (graph depicting incentive payouts as a percentage of targets based on PHH Corporation ROBE) as follows:

Payout as a % of
Target                     50%     75%    100%    150%    200%
PHH Corporation ROBE     13.5%   14.2%   14.8%   15.8%   16.8%